Exhibit 10.20

                            Design Services Agreement

This Agreement for Professional Services (the "Agreement") is made and effective this July 5, 2005, between Execute Sports (the "Client"), a corporation organized and existing under the laws of the Nevada, with its head office located at 1284 Puerta Del Sol, Suite 150, San Clemente, CA 92673: and Chris Martin, an individual, with his place of residence at 34192 Doheny Park Rd Capistrano Beach, CA 92624 ("Contractor"):

     WHEREAS, Client finds that the Contractor is willing to perform certain work hereinafter described in accordance with the provisions of this Agreement; and

WHEREAS, Client finds that the Contractor is qualified to perform the work, all relevant factors considered, and that such performance will be in furtherance of Client's business.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1.       SERVICES TO CLIENT

The Contractor shall provide the following ("Services") to Client:

Brand, logo and other design work for the Client's existing products as well as those in development. Collaboration on co-branding strategies with marketing and distribution partners and channels.

2.       PAYMENT AND INVOICING TERMS

2.1      Payment for Services

      The Client will pay Contractor 40,000 shares of its common stock with "piggy back" registration rights in lieu of cash.

2.2      Reimbursable Costs

      Client shall reimburse, based on written pre-authorization, the Contractor all costs incurred in connection with the Services rendered. Reimbursable costs include, but are not limited to, travel costs, subcontractors, materials, computer costs, telephone, copies, delivery, etc. that are attributable to a project or Service (the "Reimbursable Costs"). Travel costs are defined as air travel, lodging, meals and incidentals, ground transportation, tools, and all costs associated with travel. All extraordinary travel expenses must receive Client's approval. The Contractor shall provide to Client substantiation of Reimbursable Costs incurred.

2.3      Invoicing

      Invoices will submitted monthly by the Contractor for payment by Client. Payment is due upon receipt and is past due Five (5) business days from receipt of invoice. If Client has any valid reason for disputing any portion of an invoice, Client will so notify the Contractor within Three
      (3) calendar days of receipt of invoice by Client, and if no such notification is given, the invoice will be deemed valid. The portion of the Contractor's invoice which is not in dispute shall be paid in accordance with the procedures set forth herein.

      A finance charge of Two Percent [2%] per month on the unpaid amount of an invoice, or the maximum amount allowed by law, will be charged on past due accounts. Payments by Client will thereafter be applied first to accrued interest and then to the principal unpaid balance. Any attorney fees, court costs, or other costs incurred in collection of delinquent accounts shall be paid by Client. If payment of invoices is not current, the Contractor may suspend performing further work.

2.4      Taxes

      All amounts payable pursuant to this Agreement are exclusive of taxes. Accordingly, there will be added to any such amount payable by Client the monetary sum equal to any and all current and future applicable taxes, however designated, incurred as a result of or otherwise in connection with this Agreement or the Services, including without limitation state and local privilege, excise, sales, services, withholding, and use taxes and any taxes or other amounts in lieu thereof paid or payable by Client (other than taxes based on the Contractor's net income). If Client does not pay such taxes, the Contractor may make such payments and Client will reimburse the Contractor for those payments. Client will hold the Contractor harmless for any payments made by Client pursuant to this
      Section 2.4.

3.       CHANGES

Client may, with the approval of the Contractor, issue written directions within the general scope of any Services to be ordered. Such changes (the "Change Order") may be for additional work or the Contractor may be directed to change the direction of the work covered by the Task Order, but no change will be allowed unless agreed to by the Contractor in writing.

4.       STANDARD OF CARE

     The Contractor warrants that it services shall be performed by personnel possessing competency consistent with applicable industry standards. No other representation, express or implied, and no warranty or guarantee are included or intended in this Agreement, or in any report, opinion, deliverable, work product, document or otherwise. Furthermore, no guarantee is made as to the efficacy or value of any services performed or software developed. THIS SECTION SETS FORTH THE ONLY WARRANTIES PROVIDED BY THE CONTRACTOR CONCERNING THE SERVICES AND RELATED WORK PRODUCT. THIS WARRANTY IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT, TITLE OR OTHERWISE.

5.       LIABILITY

5.1      Limitation

      The Contractor's liability, including but not limited to Client's claims of contributions and indemnification related to third party claims arising out of services rendered by the Contractor, and for any losses, injury or damages to persons or properties or work performed arising out of or in connection with this Agreement and for any other claim, shall be limited to the lesser of (i) [AMOUNT] or (ii) payment received by the Contractor from Client for the particular service provided giving rise to the claim. Notwithstanding anything to the contrary in this Agreement, the Contractor shall not be liable for any special, indirect, consequential, lost profits, or punitive damages. Client agrees to limit the Contractor's liability to Client and any other third party for any damage on account of any error, omission or negligence to a sum not to exceed the lesser of (i) [AMOUNT] or (ii) the payment received by the Contractor for the particular service provided giving rise to the claim. The limitation of liability set forth herein is for any and all matters for which the Contractor may otherwise have liability arising out of or in connection with this Agreement, whether the claim arises in contract, tort, statute, or otherwise.

5.2      Remedy

      Client's exclusive remedy for any claim arising out of or relating to this Agreement will be for the Contractor, upon receipt of written notice, either (i) to use commercially reasonable efforts to cure, at its expense, the matter that gave rise to the claim for which the Contractor is at fault, or (ii) return to Client the fees paid by Client to the Contractor for the particular service provided that gives rise to the claim, subject to the limitation contained in Section 5.1. Client agrees that it will not allege that this remedy fails its essential purpose.

5.3      Survival

      Articles 2, 4, 5, and 6 survive the expiration or termination of this Agreement for any reason.

6.       MISCELLANEOUS

6.1      Insecurity and Adequate Assurances

      If reasonable grounds for insecurity arise with respect to Client's ability to pay for the Services in a timely fashion, the Contractor may demand in writing adequate assurances of Client's ability to meet its payment obligations under this Agreement. Unless Client provides the assurances in a reasonable time and manner acceptable to the Contractor, in addition to any other rights and remedies available, Client may partially or totally suspend its performance while awaiting assurances, without liability to Client.

6.2      Severability

      Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining provisions, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portions which may, for any reason, be hereafter declared invalid. Any provision shall nevertheless remain in full force and effect in all other circumstances.

6.3      Modification and Waiver

      Waiver of breach of this Agreement by either part shall not be considered a waiver of any other subsequent breach.

6.4      Independent Contractor

      The Contractor is an independent contractor of Client.

6.5      Notices

      Client shall give the Contractor written notice within [NUMBER] days of obtaining knowledge of the occurrence of any claim or cause of action which Client believes that it has, or may seek to assert or allege, against the Contractor, whether such claim is based in law or equity, arising under or related to this Agreement or to the transactions contemplated hereby, or any act or omission to act by the Contractor with respect hereto. If Client fails to give such notice to the Contractor with regard to any such claim or cause of action and shall not have brought legal action for such claim or cause of action within said time period, Client shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. All notices or other communications hereunder shall be in writing, sent by courier or the fastest possible means, provided that recipient receives a manually signed copy and the transmission method is scheduled to deliver within [HOURS] and shall be deemed given when delivered to the address specified below or such other address as may be specified in a written notice in accordance with this Section.

      If to the Contractor:

      Chris Martin

      34192 Doheny Park Rd

      Capistrano Beach, CA 92624

      If to Client:

      Don Dallape

      Execute Sports

      1284 Puerta Del Sol, Suite 150

      San Clemente CA 92673

      Any party may, by notice given in accordance with this Section to the other parties, designate another address or person or entity for receipt of notices hereunder.

6.6      Assignment

      The Agreement is not assignable or transferable by Client. This Agreement is not assignable or transferable by the Contractor without the written consent of Client, which consent shall not be unreasonably withheld or delayed.

6.7      Disputes

      The Contractor and Client recognize that disputes arising under this Agreement are best resolved at the working level by the parties directly involved. Both parties are encouraged to be imaginative in designing mechanism and procedures to resolve disputes at this level. Such efforts shall include the referral of any remaining issues in dispute to higher authority within each participating party's organization for resolution. Failing resolution of conflicts at the organizational level, the Contractor and Client agree that any remaining conflicts arising out of or relating to this Contract shall be submitted to nonbinding mediation unless the Contractor and Client mutually agree otherwise. If the dispute is not resolved through non-binding mediation, then the parties may take other appropriate action subject to the other terms of this Agreement.

6.8      Section Headings

      Title and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

6.9      Representations; Counterparts

      Each person executing this Agreement on behalf of a party hereto represents and warrants that such person is duly and validly authorized to do so on behalf of such party, with full right and authority to execute this Agreement and to bind such party with respect to all of its obligations hereunder. This Agreement may be executed (by original or telecopied signature) in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

6.10     Residuals

      Nothing in this Agreement or elsewhere will prohibit or limit the Contractor's ownership and use of ideas, concepts, know-how, methods, models, data, techniques, skill knowledge and experience that were used, developed or gained in connection with this Agreement. The Contractor and Client shall each have the right to use all data collected or generated under this Agreement.

6.11     Non-solicitation of Employees

      During and for [NUMBER] year after the term of this Agreement, Client will not solicit the employment of, or employ the Contractor's personnel, without the Contractor's prior written consent.

6.12     Cooperation

      Client will cooperate with the Contractor in taking actions and executing documents, as appropriate, to achieve the objectives of this Agreement. Client agrees that the Contractor's performance is dependent on Client's timely and effective cooperation with the Contractor. Accordingly, Client acknowledges that any delay by Client may result in the Contractor being released from an obligation or scheduled deadline or in Client having to pay extra fees for the Contractor's agreement to meet a specific obligation or deadline despite the delay.

6.13     Governing Law and Construction

      This Agreement will be governed by and construed in accordance with the laws of California, without regard to the principles of conflicts of law. The language of this Agreement shall be deemed to be the result of negotiation among the parties and their respective counsel and shall not be construed strictly for or against any party. Each party (i) agrees that any action arising out of or in connection with this Agreement shall be brought solely in courts of the State of California (ii) hereby consents to the jurisdiction of the courts of the State of California and (iii) agrees that, whenever a party is requested to execute one or more documents evidencing such consent, it shall do so immediately.

6.14     Entire Agreement; Survival

      This Agreement, including any Exhibits, states the entire Agreement between the parties and supersedes all previous contracts, proposals, oral or written, and all other communications between the parties respecting the subject matter hereof, and supersedes any and all prior understandings, representations, warranties, agreements or contracts (whether oral or written) between Client and the Contractor respecting the subject matter hereof. This Agreement may only be amended by an agreement in writing executed by the parties hereto.

6.15     Force Majeure

      The Contractor shall not be responsible for delays or failures (including any delay by the Contractor to make progress in the prosecution of any Services) if such delay arises out of causes beyond its control. Such causes may include, but are not restricted to, acts of God or of the public enemy, fires, floods, epidemics, riots, quarantine restrictions, strikes, freight embargoes, earthquakes, electrical outages, computer or communications failures, and severe weather, and acts or omissions of subcontractors or third parties.

6.16     Use By Third Parties

      Work performed by the Contractor pursuant to this Agreement are only for the purpose intended and may be misleading if used in another context. Client agrees not to use any documents produced under this Agreement for anything other than the intended purpose without the Contractor's written permission. This Agreement shall, therefore, not create any rights or benefits to parties other than to Client and the Contractor.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONTRACTOR                                         CLIENT

Authorized Signature                               Authorized Signature

By: Chris Martin                                   By: Donald Dallape

Title:                                             Title: President and Chairman